                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                       New Jersey Resources Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement no.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                        NEW JERSEY RESOURCES CORPORATION
                               1415 WYCKOFF ROAD
                             WALL, NEW JERSEY 07719
                            ------------------------

                              PROXY STATEMENT AND
                 NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 19, 2005
                            ------------------------

     The Annual Meeting (the "Meeting") of Shareholders of New Jersey Resources Corporation (the "Company") will be held at 10:30 a.m., Wednesday, January 19, 2005, at the Robert B. Meyner Reception Center at the PNC Bank Arts Center, Exit 116 on the Garden State Parkway, Holmdel, New Jersey 07733, for the following purposes:

          1. To elect three directors to the Board of Directors for terms expiring in 2008.

          2. To approve the action of the Board of Directors in retaining Deloitte & Touche LLP as auditors for the fiscal year ending September 30, 2005.

          3. To transact any other business that may properly be brought before the Meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on December 10, 2004, as the record date for the determination of the shareholders entitled to notice of and to vote at the Meeting. Accordingly, only shareholders of record at the close of business on that date will be entitled to vote at the Meeting.

     A copy of the Company's Annual Report for fiscal 2004 is being mailed concurrently with this proxy material to all shareholders of record.

     A cordial invitation is extended to you to attend the Meeting. If you do not expect to attend the Meeting, please vote by telephone, the Internet, or sign, date and return the enclosed proxy promptly to the Secretary in the enclosed envelope. Please refer to the enclosed Proxy Card for instructions about the use of each of these options.

                                          OLETA J. HARDEN
                                          Secretary

Wall, New Jersey
December 17, 2004

                                PROXY STATEMENT

                            ------------------------

                        NEW JERSEY RESOURCES CORPORATION

                               1415 WYCKOFF ROAD
                             WALL, NEW JERSEY 07719
                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                JANUARY 19, 2005

     This proxy statement sets forth certain information with respect to the accompanying proxy to be used at the Annual Meeting (the "Meeting") of Shareholders of New Jersey Resources Corporation (the "Company"), or at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The Board of Directors of the Company (the "Board") solicits this proxy and urges you to vote immediately.

     The Company's Annual Report for fiscal year 2004 is being mailed together with this Proxy Statement. The 2004 Annual Report is not incorporated into this Proxy Statement and shall not be considered a part of this Proxy Statement or soliciting materials.

     This proxy statement and the accompanying proxy materials are being mailed to shareholders on or about December 17, 2004.

                            PLACE OF ANNUAL MEETING

     The Board has designated the Robert B. Meyner Reception Center at the PNC Bank Arts Center, Exit 116 on the Garden State Parkway, Holmdel, New Jersey 07733, as the place of the Meeting. The Meeting will be called to order at 10:30 a.m., local time, on Wednesday, January 19, 2005.

                VOTING OF SECURITIES AND SHAREHOLDER INFORMATION

     The proxies solicited by this proxy statement vest in the proxy holders voting rights with respect to the election of directors (unless the shareholder marks the proxy to withhold that authority) and on all other matters voted upon at the Meeting. As provided by New Jersey law, if you abstain from or withhold your vote (whether directly or through your broker), your shares will not be included in the total number of votes cast, and therefore will have no effect on the vote. For purposes of determining the votes cast with respect to any matter presented for consideration at the Meeting, only those votes cast "for" or "against" are included. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the Meeting. A majority of the shares outstanding on the record date will constitute a quorum for purposes of the Meeting.

     Whether you vote by telephone, Internet or by mail, you may later revoke your proxy at any time before it is exercised by: (i) submitting a properly signed proxy with a later date; (ii) voting by telephone or the Internet at a later time, or (iii) voting in person at the Annual Meeting. See the enclosed Proxy Card for instructions.

     Only holders of record of the Company's outstanding Common Stock at the close of business on December 10, 2004 are entitled to notice of and to vote at the Meeting. At the close of business on December 10, 2004, there were 27,837,426 outstanding shares of Common Stock. Each share is entitled to one vote. No person, to the knowledge of the Company, based upon filings with the Securities and Exchange Commission, held beneficially 5% or more of the Company's Common Stock as of December 10, 2004.

     The following table sets forth, as of December 10, 2004, the beneficial ownership of equity securities of the Company of each of the directors and each of the executive officers of the Company listed in the Summary Compensation Table below, and of all directors and executive officers of the Company as a group. The shares owned by all such persons as a group constitute approximately 5% of the total shares outstanding.

                                                                TITLE OF            AMOUNT AND NATURE OF
NAME                                                            SECURITY         BENEFICIAL OWNERSHIP(1)(2)
----                                                          ------------   -----------------------------------
Nina Aversano...............................................  Common Stock        18,594 shares   --    Direct
Lawrence R. Codey...........................................  Common Stock        13,411 shares   --    Direct
Laurence M. Downes..........................................  Common Stock       529,514 shares   --    Direct
                                                                                   2,904 shares   --    Indirect
R. Barbara Gitenstein.......................................  Common Stock         1,430 shares   --    Direct
Oleta J. Harden.............................................  Common Stock       103,104 shares   --    Direct
                                                                                      59 shares   --    Indirect
Alfred C. Koeppe............................................  Common Stock         1,401 shares   --    Direct
Dorothy K. Light............................................  Common Stock        28,664 shares   --    Direct
                                                                                      72 shares   --    Indirect
Glenn C. Lockwood...........................................  Common Stock       155,811 shares   --    Direct
Joseph P. Shields...........................................  Common Stock        82,263 shares   --    Direct
                                                                                      19 shares   --    Indirect
J. Terry Strange............................................  Common Stock         3,936 shares   --    Direct
David A. Trice..............................................  Common Stock         1,518 shares   --    Direct
Wayne K. Tarney.............................................  Common Stock        74,015 shares   --    Direct
William H. Turner...........................................  Common Stock        12,175 shares   --    Direct
Gary W. Wolf................................................  Common Stock        21,796 shares   --    Direct
George R. Zoffinger.........................................  Common Stock        32,617 shares   --    Direct
                                                                                     450 shares   --    Indirect(3)
                                                                                     300 shares   --    Indirect
All Directors and Executive Officers as a Group.............  Common Stock     1,439,300 shares   --    Direct
                                                                                   4,091 shares   --    Indirect

---------------

(1) Information as to the amount and nature of beneficial ownership not within the knowledge of the Company has been furnished by each individual.

(2) Includes shares subject to currently exercisable options or any options exercisable within the next 60 days, and deferred stock ("Deferrals") in the officers' deferral plan, as follows: Ms. Aversano -- 15,750 options; Mr. Codey -- 11,250 options; Mr. Downes -- 481,800 options and 37,787 Deferrals; Dr. Gitenstein -- 1,000 options; Ms. Harden -- 80,000 options and 12,212 Deferrals; Mr. Koeppe -- 1,000 options; Mrs. Light 20,250 options; Mr. Lockwood -- 135,000 options and 14,144 Deferrals; Mr. Shields -- 71,375 options and 8,824 Deferrals; Mr. Strange -- 3,500 options; Mr.
    Tarney -- 65,000 options and 9,013 Deferrals; Mr. Turner -- 11,250 options; Mr. Wolf -- 20,250 options; Mr. Zoffinger -- 20,250 options and all directors and executive officers as a group 1,225,534 options and 117,275 Deferrals.

(3) Mr. Zoffinger disclaims beneficial ownership of these securities.

                             ELECTION OF DIRECTORS

                            [ITEM (1) ON PROXY CARD]

                                     ITEM 1

     The Board of Directors currently consists of twelve members divided into three classes with overlapping three-year terms. Mr. Leonard S. Coleman, whose term would expire at the Meeting, has submitted his resignation from the Board of Directors, effective as of December 20, 2004. Mr. Coleman decided not to stand for reelection after having served on the Board of Directors for almost ten years. We thank him for his outstanding service to the Company. Because of this resignation, subsequent to the Meeting, the Board of Directors will consist of eleven members.

     Three individuals have been nominated for election as directors at the Meeting, each to serve for three-year terms expiring in 2008 and each until their respective successors are elected and have qualified. Each of the nominees is currently serving as a director of the Company and except for Mr. Trice, each has been previously elected by the Company's shareholders at least twice. Mr. Trice's nomination to the Board was recommended by a non-management director. There were no nominee recommendations from shareholders or from any group of shareholders. Unless otherwise indicated on a proxy, the proxy holders intend to vote the shares each proxy represents for all of the nominees for election as directors.

     The affirmative vote of a plurality of the shares of the Company's Common Stock, present or represented by proxy and voted at the Meeting, is required for the election of directors.

     Proxies solicited by the Board will be voted in favor of the nominees listed below, unless otherwise specified in the proxy. While it is not anticipated that any of the nominees will be unable to serve, if any should be unable to serve, the proxy holders reserve the right to substitute any other person approved by the Board of Directors.

                                      NOMINEES FOR ELECTION AS
                                DIRECTORS WITH TERMS EXPIRING IN 2008

      NAME AND PERIOD
     SERVED AS DIRECTOR            BUSINESS EXPERIENCE DURING PAST FIVE YEARS AND OTHER AFFILIATIONS
     ------------------            -----------------------------------------------------------------
      [AVERSANO PHOTO]             President and Chief Executive Officer ("CEO"), Aversano
       Nina Aversano               Consulting, L.L.C., providing consulting services to companies in
    Director since 1998            the telecommunications industry since June 2002; Advisor and
           Age 59                  Executive Vice President, Worldwide Field Operations, Apogee
                                   Networks, a content building and service creation software company, from May 2001 through March 2002 and President, North
                                   America Global Service Provider Division, Lucent Technologies, a
                                   designer, developer and manufacturer of telecommunications systems, software and products, from 1993 to December 2000, formerly AT&T Network Systems Division. Member of the Board of
                                   Advisors, The Peter J. Tobin College of Business, St. John's
                                   University and Executive Faculty Member, The Katz School of
                                   Business, University of Pittsburgh.

       (LIGHT PHOTO)               CEO, Alden Enterprises, LLC, since January 1996, a consulting
      Dorothy K. Light             company; Corporate Vice President and Secretary from June 1990 to
    Director since 1990            July 1995, The Prudential Insurance Company of America; former
           Age 67                  Trustee and Chair, Milkweed Editions, a publishing company, and former Trustee and Chair, Save the Patient, a non-profit
                                   educational organization.


      NAME AND PERIOD
     SERVED AS DIRECTOR            BUSINESS EXPERIENCE DURING PAST FIVE YEARS AND OTHER AFFILIATIONS
     ------------------            -----------------------------------------------------------------
       (TRICE PHOTO)               Chairman since September 2004, President and CEO since 2000,
       David A. Trice              President and Chief Operating Officer from 1999 to 2000 and Vice
 Director since March 2004         President -- Finance and International from 1997 to 1999,
           Age 56                  Newfield Exploration Company, an independent crude oil and natural gas exploration and production company. President, CEO and Director of Huffco Group, Inc. from 1991 to 1997; Director,
                                   Hornbeck Offshore Services, Inc., an operator of oceangoing tugs and tank barges that transport crude and refined petroleum products in the northeastern US and in Puerto Rico and supply vessels that support offshore oil and gas drilling and production in the deepwater regions of the Gulf of Mexico, and Grant
                                   Prideco, Inc., a manufacturer and supplier of oilfield drill pipe and other drill stem products, and provider of high-performance premium connections and tubular products.

                                  DIRECTORS WITH TERMS EXPIRING IN 2006

      NAME AND PERIOD
     SERVED AS DIRECTOR            BUSINESS EXPERIENCE DURING PAST FIVE YEARS AND OTHER AFFILIATIONS
     ------------------            -----------------------------------------------------------------
      (STRANGE PHOTO)              Retired. Vice Chair and Managing Partner of U.S. Audit Practice,
      J. Terry Strange             from 1996 to 2002 and Global Managing Partner of Audit Practice
    Director since 2003            from 1998 to 2002, KPMG LLP, an independent accounting firm.
           Age 60                  Director, Compass Bancshares, a financial institution,
                                   BearingPoint, a business consulting, systems integration and managed services firm, Group 1 Automotive, Inc., automobile dealer franchises and collision service centers, financing, insurance & service contracts and Newfield Exploration Company.

        (WOLF PHOTO)               Retired. Partner, Cahill Gordon & Reindel, a law firm, from
        Gary W. Wolf               1970-2003.
    Director since 1996
           Age 66

     (ZOFFINGER PHOTO)             President and CEO, New Jersey Sports & Exposition Authority since
    George R. Zoffinger            March 2002; President & CEO, Constellation Capital Corp., from
    Director since 1996            March 1998 to March 2002, a financial services company; President
           Age 56                  & CEO, Value Property Trust, a publicly owned real estate
                                   investment trust from 1995 to February 1998; Director, NTL, Inc., a United Kingdom cable company; New Jersey Alliance for Action, and New Jersey World Trade Council, Trustee, and Chairman, New
                                   Brunswick Development Corporation.

                                DIRECTORS WITH TERMS EXPIRING IN 2007

      NAME AND PERIOD
     SERVED AS DIRECTOR            BUSINESS EXPERIENCE DURING PAST FIVE YEARS AND OTHER AFFILIATIONS
     ------------------            -----------------------------------------------------------------
        (CODY PHOTO)               Retired. President and Chief Operating Officer, Public Service
     Lawrence R. Codey             Electric & Gas Company from September 1991 through February 2000.
    Director since 2000            Director, United Water Resources, Inc., a utility holding company
           Age 60                  with subsidiaries providing water and wastewater services,
                                   Horizon Blue Cross Blue Shield of New Jersey, a health care insurance provider and Sealed Air Corporation, a manufacturer and seller of food and specialty packaging materials and systems, and
                                   Trustee, St. Peters College.

       (DOWNES PHOTO)              Chairman of the Board of Directors of the Company since September
     Laurence M. Downes            1996 and President and CEO of the Company since July 1995;
    Director since 1995            Director and incoming Chairman, American Gas Association,
           Age 47                  Chairman, Safe Child Consortium, a private-public partnership for the prevention of child abuse and neglect in New Jersey, and
                                   Trustee, American Gas Foundation.

     (GITENSTEIN PHOTO)            President, The College of New Jersey since 1999; Executive Vice
   R. Barbara Gitenstein           President and Provost, Drake University from 1995 to 1998 and
    Director since 2003            Trustee, ING Funds, a mutual funds and variable annuities
           Age 56                  company.

       (KOEPPE PHOTO)              President and Chief Operating Officer, Newark Alliance, a
      Alfred C. Koeppe             non-profit organization whose mission is to improve the city of
    Director since 2003            Newark, NJ; President and Chief Operating Officer from March 2000
           Age 58                  to October 2003 and Senior Vice President -- Corporate Services
                                   from 1996 to 2000, Public Service Electric and Gas Company;
                                   Director, Horizon Blue Cross Blue Shield of New Jersey and a
                                   member of the Board of Governors of the National Conference.


      NAME AND PERIOD
     SERVED AS DIRECTOR            BUSINESS EXPERIENCE DURING PAST FIVE YEARS AND OTHER AFFILIATIONS
     ------------------            -----------------------------------------------------------------
       (TURNER PHOTO)              Dean of College of Business, Stony Brook University, New York,
     William H. Turner             New York since January 2004; Senior Partner, Summus Limited, a
    Director since 2000            consulting firm specializing in the financial services industry,
           Age 64                  from September 2002 to January 2004. Chairman from September 1999 to September 2002, and President from August 1997 to September
                                   2002, PNC Bank, N.A., New Jersey and Northeast Region and retired as Vice Chairman, Chase Bank in 1996. Director, Franklin
                                   Electronic Publishers, an electronics reference products company,
                                   Standard Motor Products, Inc., an automotive replacement parts company, and Volt Information Sciences, Inc., a staffing
                                   services, telecommunications and information solutions company.
                                   Chairman, PNC Bank Regional Advisory Council; Trustee, NJN
                                   Foundation, Atlantic Health Systems, a nonprofit health care system and Trinity College, and President, Montclair Art Museum.

                THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR
                THE PROPOSED NOMINEES FOR THE BOARD OF DIRECTORS

                          INFORMATION ABOUT THE BOARD

     During fiscal 2004, there were eleven meetings of the Board of Directors. Each director attended more than 80% of the combined meetings of the Board of Directors and the Committees on which he or she served during the year. The Company encourages all directors to attend the Company's annual shareholders' meeting if at all possible. Ten of the eleven directors serving at the time of the 2004 annual shareholders meeting attended the Company's annual shareholders meeting in 2004.

BOARD STANDARDS OF INDEPENDENCE

     The Board has determined that each member of the Board, other than the CEO, must be "independent" and have no relationships with the Company. The standards set by the Board are more stringent than the definition of "independence" set forth in the New York Stock Exchange listing standards. With the exception of Mr. Downes, the Chairman of the Board and CEO, each member of the Board has been determined to be independent in accordance with the above standards.

NON-MANAGEMENT DIRECTORS

     The non-management members of the Board meet without management present at each regularly scheduled meeting of the Board. The non-management director meetings are chaired by the lead director, currently Mr. Lawrence R. Codey. Any shareowner wishing to communicate with the non-management directors on an anonymous basis may do so by calling Ethicspoint, Inc., an unaffiliated toll-free hotline service at 1-866-384-4277 or via E-mail at ethicspoint.com. Ethicspoint, Inc will then notify the lead director or another designated representative of the non-management directors. A copy of the Board's Corporate Governance Guidelines and the policy on communicating with the non-management directors are available on the Company's website at njliving.comunder the caption "Investor Relations".

CODE OF BUSINESS CONDUCT AND ETHICS

     The Board of Directors has adopted a Code of Business Conduct and Ethics governing the Company's CEO and senior financial officers, as required by the Sarbanes-Oxley Act and SEC regulations and a code for all senior management as required by the NYSE rules. Our Codes govern such matters as conflicts of interest, use of corporate opportunity, confidentiality, compliance with law and the like. A copy of both Codes of Conduct are available on the Company's website at njliving.com under the caption "Investor Relations".

                    INFORMATION ABOUT THE BOARD'S COMMITTEES

AUDIT COMMITTEE

     The Audit Committee consists of Nina Aversano, Lawrence R. Codey, Alfred C. Koeppe, J. Terry Strange (Committee Chair) William H. Turner and Gary W. Wolf. Mr. Strange has been determined by the Board to be the Audit Committee financial expert, as such term is defined by SEC Regulation S-K Item 401(h)(2), and each member of the Audit Committee has been determined to be financially literate. Each member of the Audit Committee is independent, under the standards set by the Board, which are more stringent than the standards set by the New York Stock Exchange. In addition, each Audit Committee member satisfies the audit committee independence standards under the Sarbanes-Oxley Act of 2002. The Audit Committee met fifteen times during fiscal 2004 for the purpose of overseeing management's responsibilities for accounting, internal controls and financial reporting. The Committee also selects the independent public accounting firm to serve as the Company's auditors for each fiscal year, approves the retention of such firm for any other purposes, and approves the audit and non-audit fees the Company pays to such firm. The functions and responsibilities of the Committee are described in the "Report of the Audit Committee" set forth below. A copy of the Audit Committee Charter is available on the Company's website at njliving.com under the caption "Investor Relations".

EXECUTIVE COMMITTEE

     The Executive Committee consists of Lawrence R. Codey (Committee Chair), Laurence M. Downes, Dorothy K. Light, J. Terry Strange, Gary W. Wolf and William
H. Turner. During the interval between meetings of the Board of Directors, the Executive Committee is authorized under the Company's By-Laws to exercise all the powers of the Board of Directors in the management of the Company, unless specifically directed otherwise by the Board or otherwise proscribed by law. This Committee did not meet during fiscal 2004.

FINANCIAL POLICY COMMITTEE

     The Financial Policy Committee, which during fiscal 2004 consisted of Leonard S. Coleman, Dr. R. Barbara Gitenstein, Dorothy K. Light, J. Terry Strange, David A. Trice and William H. Turner (Committee Chair), met three times during fiscal 2004 to review and make recommendations to the Board concerning financing proposals, dividend guidelines, capital and operating budgets and other corporate financial and pension matters.

LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE

     The Leadership Development and Compensation Committee, which consisted during fiscal 2004 of Leonard S. Coleman, Dr. R. Barbara Gitenstein, Alfred C. Koeppe, Dorothy K. Light (Committee Chair) and George R. Zoffinger, met three times during fiscal 2004 to oversee the performance and qualifications of senior management, and to interpret, implement and administer the annual compensation and benefits of all elected officers of the Company and its subsidiaries. See the "Report of the Leadership Development and Compensation Committee," below, regarding the factors considered by the Committee in its review of executive compensation. Each member of the Leadership Development and Compensation Committee is "independent" under the standards set by the Board, which are more stringent than the standards set by the New York Stock Exchange. A copy of the Leadership Development and Compensation Committee Charter can be found on the Company's website at njliving.com under the caption "Investor Relations".

NOMINATING/CORPORATE GOVERNANCE COMMITTEE

     The Nominating/Corporate Governance Committee is comprised of Nina Aversano, Lawrence R. Codey, Alfred C. Koeppe, David A. Trice, Gary W. Wolf (Committee Chair) and George R. Zoffinger, and this Committee met five times in fiscal 2004. Each member of the Nominating/Corporate Governance Committee is independent under the standards set by the Board, which are more stringent than the standards set by the New York Stock Exchange. The purpose of the Committee is to assess the corporate needs for an effective Board and then, using those assessments, make recommendations to the Board regarding Board composition, size, additional skills and talents needed. The Committee recommends to the Board the nominees for election as directors, and considers performance of incumbent directors to determine whether to nominate them for re-election. The Nominating/Corporate Governance Committee will consider qualified nominations for directors recommended by shareholders. Shareholder nominees will be evaluated under the same standards as nominees recommended by management or the outside members of the Board of Directors. Recommendations should be sent to New Jersey Resources Corporation, Office of the Secretary, 1415 Wyckoff Road, P.O. Box 1464, Wall, New Jersey 07719. Any nomination for director should be received by the Secretary on or before September 14, 2005. Nominees will be required to bring the skills and talents and have the knowledge and expertise at the time needed to assure that the composition, structure and operation of the Board serve the best interest of the Company and its shareholders. The Nominating/Corporate Governance Committee has a written Charter. The Committee's Charter is available on the Company's website at njliving.com under the caption "Investor Relations".

                             AUDIT COMMITTEE REPORT

     In accordance with the Audit Committee Charter, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the integrity of the accounting, auditing and financial reporting practices of the Company. During the fiscal year ended September 30, 2004, the Audit Committee met fifteen times, and the Audit Committee reviewed and discussed the interim financial information contained in the Company's Quarterly Reports on Form 10-Q, and discussed press releases announcing earnings, with the Chief Financial Officer and the independent auditors prior to public release.

     In discharging its oversight responsibility as to the audit process, the Audit Committee took the following actions, consistent with Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees":
1) obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on their independence, 2) discussed with the auditors relationships that may impact their objectivity and independence and 3) satisfied itself as to the auditors' independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and the internal audit functions, organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

     The Audit Committee reviewed and discussed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

     The Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended September 30, 2004 with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the audit of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board the filing of the Company's audited financial statements in its Annual Report on Form 10-K for the fiscal year ended September 30, 2004, with the Securities and Exchange Commission. The Audit Committee also reappointed the independent auditors for the fiscal year ending September 30, 2005.

J. Terry Strange, Chair    Alfred C. Koeppe
Nina Aversano              William H. Turner
Lawrence R. Codey          Gary W. Wolf

Dated: November 16, 2004

     The "Audit Committee Report" above shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                           REMUNERATION OF DIRECTORS

     Directors who are not officers of the Company or its subsidiaries are compensated as follows: (1) each Director receives an annual retainer of $24,800, of which $8,000 is paid in Company common stock; (2) each Director receives a fee of $1,000 for each Board and committee meeting attended, except for Audit Committee meetings, for which a fee of $1,500 is paid and (3) the chairs of the Audit and Executive Committees receive an annual retainer of $10,000 and the chairs of all other Board committees receive an annual retainer of $5,000. Directors also receive, at the time they are first elected to the Board, a one-time award of 200 shares and options to purchase 5,000 shares of the Company's common stock pursuant to the Employee and Outside Director Long-Term Incentive Compensation Plan (the "Long-Term Plan"). An additional award of options to purchase 1,500 shares of the Company's common stock is made annually. Directors who are also officers of the Company or its subsidiaries do not receive additional compensation for serving on the Board. All directors are reimbursed for any out-of-pocket expenses incurred in attending Board or committee meetings. Share ownership guidelines have been established for Directors that specify the expected level of stock ownership to be achieved over a five-year period.

            LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE REPORT

                       REMUNERATION OF EXECUTIVE OFFICERS

     The Leadership Development and Compensation Committee (the "Committee") of the Board of Directors consists of five non-employee directors who are independent of the Company under the standards set by the Board, which are more stringent than standards set by the New York Stock Exchange.

     The Committee's executive compensation philosophy is designed to attract, energize, reward and retain qualified executive personnel who will provide superior results and enhance the Company's position in a highly competitive market. The Committee reviews the performance of all officers of the Company and its subsidiaries, sets the compensation of the CEO and makes recommendations to the Board with respect to the compensation of all other officers. The Committee also makes recommendations to the Board with respect to the benefit programs that are applicable to all officers and has oversight of certain of the Company's employee benefit plans.

     The Committee uses a national compensation consultant to review competitive compensation levels of senior executives in the industry. Through this process, the Committee identifies the competitive compensation levels, both with respect to base salary and overall executive compensation packages among the Company's peers. Many, but not all, of the compensation peer companies are contained in the Standard and Poor's Utilities Index used in the performance graph on page 13.

     The Committee compares this external data to the base salary and other compensation provided to senior Company executives. In this fashion, the Committee is able to establish both individual compensation levels and target performance levels under the Company's Officer Incentive Compensation Plan (the "Incentive Plan").

     Compensation levels set for each executive officer are based upon marketplace compensation information, the Committee's judgment and performance against established goals. Individual performance is measured in several specific areas, including the development and execution of annual operating plans, strategic plans, leadership qualities, staff development, change in leadership responsibilities and the individual's specific contributions to corporate objectives which have a significant and positive impact on the

Company. Performance of the subsidiary companies is measured by comparing actual achievements to financial and strategic objectives in their annual operating plans. Company performance is reviewed to ensure consistency with the overall corporate vision, mission and strategies. In making compensation decisions for fiscal year 2004 the Committee reviewed executive accomplishments in total energy deliveries, number of new customers, cost of adding a new customer, earnings, expenses, return on equity, operating and net income, total shareholder return and the Company's assumption of a leadership role in energy-related businesses.

     The Committee has established three programs providing for direct compensation of executive officers: the Base Salary Program, the Incentive Plan and the Long-Term Plan. The structure of the total executive compensation package is such that when the Company achieves its target annual business objectives, the Company's senior executives receive a level of compensation approximately equivalent to the median compensation paid to similar executive positions in the marketplace.

BASE SALARY PROGRAM

     In setting the base salary level of each executive officer, the Committee considers the base salaries of executive officers in comparable positions in similar companies. The Committee also considers the executive's experience level, time and placement in grade and the actual performance of the executive. Changes in compensation are directly dependent upon individual and Company performance.

INCENTIVE PLAN

     Under the Incentive Plan, officers and certain key employees of the Company and New Jersey Natural Gas Company ("NJNG"), a wholly-owned subsidiary of the Company, designated by the Committee, may receive additional cash compensation based upon the Committee's thorough evaluation of the Company's performance against a series of performance objectives. The Committee believes that variable at-risk compensation, both annual and long-term, should make up a significant part of an executive's compensation and that the amount of this compensation component opportunity should increase with increasing levels of responsibility. Awards under the Incentive Plan are based upon a percentage of the base salary of each eligible Incentive Plan participant during the year. Threshold, target and maximum incentive award levels are established annually by the Committee for each award group.

     Individual awards are payable based on the attainment of a portfolio of goals including earnings, customer satisfaction and leadership. Incentive award levels provide payments that are at approximately market median when target results are achieved.

LONG-TERM PLAN

     The Long-Term Plan provides for the award of stock options (the "Stock Options"), performance units (the "Performance Units"), or restricted stock (the "Restricted Stock") to designated employees. The Committee believes that Performance Units, each unit of which is equal to a share of Common Stock, and Restricted Stock awards provide executives a strong incentive to create earnings that could be the foundation for the payment of dividends and as a focus on stock price appreciation. As the value of the Company's stock is generally considered the strongest indicator of overall corporate performance, awards of Stock Options, which allow the executive to benefit by appreciation in stock price, and the performance-based Performance Units and Restricted Stock provide strong incentives to executives by relating a portion of their compensation to the future value of the Company's stock. Additionally, the use of stock-based compensation encourages individuals to act as owners/managers and is an important means of fostering a mutual interest between management and shareholders. Share ownership guidelines were established for executives in fiscal 2003, specifying by position an expected level of stock ownership to be achieved over a five-year period.

     Grants under the Long-Term Plan may be made by the Committee every other year in the form of Performance Units and Stock Options. Grants of Restricted Stock have not been made under the Long-Term Plan. Performance Units are valued at fair market value of Company stock at the time of grant. The Performance Units will only vest upon (i) the attainment of a schedule of performance goals related to shareholder return as measured against a peer group and (ii) additional service beyond the point when the goal is reached. The higher the ranking of the Company among the peer group, the greater the number of Performance Units that will be earned, up to a maximum of 150% of target. No Performance Units will vest if the Company does not perform in at least the top half of the peer group. Stock Options granted have an exercise price equal to fair market value at the time of grant. Awards made to executives under the Long-Term Plan are calibrated to position total remuneration at approximately the 60th percentile of the competitive marketplace if all awards vest. No Long-Term incentive grants were made in fiscal 2004.

CEO COMPENSATION

     Mr. Downes' calendar 2004 base salary was $530,000, positioned at approximately the median level for comparable companies. The incentive award of $360,000 made to Mr. Downes for achievements in fiscal 2004 reflects results that exceeded the specific fiscal 2004 goals. These goals included earnings, customer satisfaction, total shareholder return and his overall leadership.

US INCOME TAX LIMITS ON DEDUCTIBILITY

     Section 162(m) of the Internal Revenue Code (the "Code") provides that executive compensation in excess of $1 million will not be deductible for purposes of corporate income tax, unless it is performance-based compensation and is paid pursuant to a plan meeting certain requirements of the Code. The Committee has relied and intends to continue to rely on performance-based compensation programs. The Committee expects that such programs will fulfill future corporate business objectives. The Committee currently anticipates that, to the extent practicable and in the Company's best interest, such programs will be designed to satisfy the requirements of Section 162(m) with respect to the deductibility of compensation paid. The Committee recognizes, however, that there may be business considerations that dictate that compensation be paid that is not deductible under Section 162(m).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries, nor does any executive officer of the Company serve as an officer, director or member of a compensation committee of any entity whose executive officer or director is a director of the Company.

                LEADERSHIP DEVELOPMENT & COMPENSATION COMMITTEE:

Dorothy K. Light, Chair    Alfred C. Koeppe
Leonard S. Coleman         George R. Zoffinger
Dr. R. Barbara Gitenstein

     The "Leadership Development and Compensation Committee Report" and "Comparison of Five Year Cumulative Total Return" graph shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                             EXECUTIVE COMPENSATION

     The following table sets forth compensation paid to the CEO and the four most highly compensated executive officers of the Company as of September 30.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                        ANNUAL          COMPENSATION AWARDS
                                                     COMPENSATION      ---------------------
                                                   -----------------   LTIP UNIT                 ALL OTHER
                                                   SALARY     BONUS    AWARD(S)*    OPTIONS*   COMPENSATION**
  NAME AND PRINCIPAL POSITION               YEAR     ($)       ($)        (#)         (#)           ($)
  ---------------------------               ----   -------   -------   ----------   --------   --------------
  Laurence M. Downes......................  2004   541,962   300,000          0           0        4,000
  Chairman, CEO and President               2003   486,154   250,000     16,000      60,000        4,000
                                            2002   437,711   220,000          0           0        4,000



  Glenn C. Lockwood.......................  2004   225,654    74,800          0           0        6,472
  Senior Vice President &                   2003   207,231    54,000      6,000      30,000        6,217
  Chief Financial Officer                   2002   197,269    58,000          0           0        5,318



  Oleta J. Harden.........................  2004   215,269    71,300          0           0        6,458
  Senior Vice President,                    2003   196,400    50,490      6,000      30,000        5,892
  General Counsel & Secretary               2002   183,723    54,000          0           0        5,160



  Joseph P. Shields.......................  2004   219,058   175,000          0           0        6,572
  Senior Vice President,                    2003   193,077   125,000      6,000      30,000        5,375
  Energy Services, NJNG                     2002   172,269    75,000          0           0        5,168



  Wayne K. Tarney.........................  2004   189,196    60,000          0           0        5,676
  Senior Vice President, Strategic
    Planning                                2003   179,170    45,401      2,700      16,000        5,792
                                            2002   175,088    49,000          0           0        5,253

---------------

 * Represents a share of Common Stock.

** Represents the Company's matching contributions under the Employees'
   Retirement Savings Plan (the "Savings Plan").

          SECURITIES AUTHORIZED FOR ISSUANCE UNDER COMPENSATION PLANS

                                NUMBER OF SECURITIES TO   WEIGHTED AVERAGE    NUMBER OF SECURITIES REMAINING
                                    BE ISSUED UPON        EXERCISE PRICE OF   AVAILABLE FOR FUTURE ISSUANCE
                                EXERCISE OF OUTSTANDING      OUTSTANDING        UNDER EQUITY COMPENSATION
                                       OPTIONS,           OPTIONS, WARRANTS    PLANS (EXCLUDING SECURITIES
                                  WARRANTS AND RIGHTS        AND RIGHTS          REFLECTED IN COLUMN(A))
  PLAN CATEGORY                           (A)                    (B)                       (C)
  Equity compensation plans
  approved by security
  holders.....................         1,687,678               $26.90                    838,722
  Equity compensation plans
  not approved by security
  holders.....................              None                 None                          0

                AGGREGATED OPTION EXERCISES IN 2004 FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                          SHARES                           NUMBER OF              VALUE OF UNEXERCISED
                        ACQUIRED ON     VALUE         UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS
                         EXERCISE      REALIZED       AT FISCAL YEAR-END           AT FISCAL YEAR-END
NAME                        (#)          ($)                  (#)                          ($)
----                    -----------    --------       -------------------         --------------------
                                                   EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
Laurence M. Downes....    36,722       799,956          316,800/195,000            4,908,000/2,774,700
Glenn C. Lockwood.....    13,959       307,523           127,500/22,500              1,884,203/222,975
Oleta J. Harden.......     8,634       198,700            72,500/22,500              1,073,452/222,975
Joseph P. Shields.....    40,000       616,487            63,875/22,500                867,335/222,975
Wayne K. Tarney.......         0             0            61,000/12,000                841,442/118,920

                               PERFORMANCE GRAPH

     The graph below shows a comparison of the five-year cumulative return assuming $100 invested on September 30, 1999, in the Company stock, the Company Peer Group, the S&P Utilities Index and the S&P 500 Index. Cumulative total return includes reinvestment of dividends.

                                                  (FIVE YEAR TOTAL RETURN GRAPH)

                      9/99     9/00     9/01     9/02     9/03     9/04
                      ($)      ($)      ($)      ($)      ($)      ($)
The Company          100.00   106.03   120.19   139.42   158.30   187.83
Company Peer Group*  100.00   113.82   117.05   116.59   138.03   158.33
S&P Utilities        100.00   143.27   107.23    69.37    84.92   101.42
S&P 500              100.00   113.25    83.17    66.17    82.30    93.65

* The twenty-four companies in the Company Peer Group noted above are as follows: AGL Resources, Inc., Atmos Energy Corporation, Cascade Natural Gas Corporation, Chesapeake Utilities Corp., NiSource, Inc., Consolidated Edison Energy, Inc., Dominion Resources, Inc., Energy East Corporation, Keyspan Energy Corp., Laclede Gas Co., Nicor, Inc., Northwest Natural Gas Co., NUI Corporation, Oneok, Inc., PP&L Resources, Inc., Peoples Energy Corporation, Piedmont Natural Gas Co., Inc., Public Service Enterprise Group, Inc., Scana Corp., SEMCO Energy, Inc., Sempra Energy, South Jersey Industries, Inc., Vectren Corp., and Washington Gas Light Co. The Company includes the performance of the Company Peer Group, because the Company Peer Group has a higher percentage of natural gas utility and combination natural gas and electric utility companies operating in the same region as the Company and having comparable size and market capitalization to that of the Company, as compared with the S&P Utilities Index.

                                RETIREMENT PLANS

     The following table sets forth estimated annual benefits payable upon normal retirement at age 65, including amounts attributable to the Plan for Retirement Allowances for Non-Represented Employees (the "Retirement Allowance Plan") and any other defined benefit supplementary or excess pension award plans in specified compensation and years of service classifications, and assumes a reduction of approximately 7% which is applied to married employees in order to provide the spouse a survivor's annuity of 50% of the employee's reduced retirement benefit. Compensation used to calculate the benefit under the Retirement Allowance Plan is the highest consecutive sixty (60) months of base salary and is represented in the table below. Certain of the estimated benefits below approximate those payable to the 5 executive officers named in the Summary Compensation Table above. Benefits collected prior to age 60 and completion of 20 years of service (excluding disability retirements) are subject to early commencement reductions ranging from 30% to 50%, depending on age at the time of commencement.

                               PENSION PLAN TABLE

                           YEARS OF CREDITED SERVICE

COMPENSATION             10         15         20         25         30         35         40         45
------------           -------   --------   --------   --------   --------   --------   --------   --------
$175,000.............  $24,232   $ 36,348   $ 48,464   $ 60,580   $ 72,831   $ 85,285   $ 97,739   $110,192
 200,000.............   28,048     42,071     56,095     70,119     84,278     98,640    113,001    127,363
 225,000.............   31,863     47,795     63,726     79,658     95,725    111,994    128,264    144,533
 250,000.............   35,679     53,518     71,358     89,197    107,172    125,349    143,526    161,703
 275,000.............   39,494     59,242     78,989     98,736    118,619    138,704    158,789    178,874
 300,000.............   43,310     64,965     86,620    108,275    130,065    152,058    174,051    196,044
 325,000.............   47,126     70,689     94,251    117,814    141,512    165,413    189,314    213,214
 350,000.............   50,941     76,412    101,883    127,353    152,959    178,768    204,576    230,385
 375,000.............   54,757     82,135    109,514    136,892    164,406    192,122    219,839    247,555
 400,000.............   58,573     87,859    117,145    146,431    175,853    205,477    235,101    264,725
 425,000.............   62,388     93,582    124,776    155,971    187,300    218,832    250,364    281,896
 450,000.............   66,204     99,306    132,408    165,510    198,747    232,186    265,626    299,066
 475,000.............   70,019    105,029    140,039    175,049    210,194    245,541    280,889    316,236
 500,000.............   73,835    110,753    147,670    184,588    221,640    258,896    296,151    333,407
 525,000.............   77,651    116,476    155,301    194,127    233,087    272,250    311,414    350,577
 550,000.............   81,466    122,200    162,933    203,666    244,534    285,605    326,676    367,747
 575,000.............   85,282    127,923    170,564    213,205    255,981    298,960    341,939    384,917

     The number of years of credited service for the named executive officers are set forth below:

                                                                      YEARS OF
                                                YEARS OF          CREDITED SERVICE
NAME                                     CREDITED SERVICE AT 65    AS OF 9/30/04
----                                     ----------------------   ----------------
Laurence M. Downes.....................            37                    20
Oleta J. Harden........................            30                    20
Glenn C. Lockwood......................            38                    16
Joseph P. Shields......................            39                    21
Wayne K. Tarney........................            10                     9

     In late 2004, the Company offered an early retirement program to certain eligible officers of the Company and its affiliated companies, which was similar to one offered earlier in the year to certain eligible non-officer employees. Under the program, officers electing to participate will, for purposes of determining their pension benefit, be treated as if they were five years older and receive credit for three additional years of service. The election will be effective on a date selected by the Company within the next two years. Ms. Harden and

Mr. Tarney have elected to participate in the program, and so will receive three additional years of service credit for purposes of determining their pension. With the addition of 5 years of age under the program, Ms. Harden can collect an unreduced pension benefit before age 60 and Mr. Tarney can collect an unreduced benefit before age 65. These accelerated pension payments are in liew of compensation and benefits they would otherwise receive if their employment were to continue.

     To the extent benefits that would otherwise be payable to an employee under the Retirement Allowance Plan and the Savings Plan exceed the specified limits on such benefits imposed by the Code, the Company intends to pay such excess benefits to the employee at the time the employee receives payment under the respective plan. These excess benefit payments would be made from the general funds of the Company. As of September 30, 2004, Messrs. Downes, Lockwood and Shields and Ms. Harden, were eligible for excess benefit payments under both plans. Additionally, any officer electing the early retirement program, including Mr Tarney, will be eligible for excess benefit payments under the Retirement Allowance Plan.

     The Company has supplemental retirement agreements ("Supplemental Retirement Agreements") with Messrs. Downes, Lockwood, Shields and Tarney, and Ms. Harden and certain other officers not named in the Summary Compensation Table, payable over a five-year period commencing with retirement at age 65. At projected retirement, the total maximum amount currently payable to Mr. Downes under his Supplemental Retirement Agreement would be $250,000. Messrs. Lockwood and Shields would each be entitled to maximum amounts of $125,000. Ms Harden's benefit will be reduced because of her election to participate in the early retirement program; however, Mr. Tarney will be entitled to the maximum amount of $125,000.

                         CHANGE OF CONTROL ARRANGEMENTS

     Under the Long-Term Plan, in the event of a Change of Control (as defined in the Long-Term Plan) of the Company, the Board may, among other things, accelerate the entitlement to outstanding benefits awarded thereunder. Pursuant to the Long-Term Plan a "Change of Control" shall be deemed to have occurred if
(1) absent prior approval by the Board, thirty (30%) percent or more of the Company's outstanding securities entitled to vote in elections of directors shall be beneficially owned, directly or indirectly, by any person, entity or group; or (2) individuals currently constituting the Board (or the successors of such individuals nominated by a Board on which such individuals or such successors constituted a majority) cease to constitute a majority of the Board.

     Pursuant to the Supplemental Retirement Agreements of Messrs. Downes, Lockwood, Shields and Tarney, and Ms. Harden, in the event of a change of control of the Company, the right to the amounts payable to each of them thereunder becomes immediately vested and such amounts are immediately payable in the event of a subsequent termination of employment for any reason. Change of Control of the Company is defined in the Supplemental Retirement Agreements as a reportable change of control under the proxy rules of the SEC, including the acquisition of a 30% beneficial voting interest in the Company, or a change in any calendar year in such number of directors as constitutes a majority of the Board, unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the year.

     The Company has entered into agreements with each of the 5 executives named in the Summary Compensation Table and certain other officers not named that provide each such executive certain rights in the event that his or her employment with the Company is terminated within three years following the occurrence of a Change of Control (i) by the Company without "Cause" (i.e., conviction of a felony, gross neglect, willful malfeasance or willful gross misconduct which has had a material adverse effect on the Company or repeated material willful violations of the executive's duties which result in material damage to the Company) or (ii) by the executive for "Good Reason" (e.g., due to a material breach of the agreement by the Company, including, without limitation, a material adverse change in executive's position or responsibilities or a reduction of the executive's compensation). Subject to the limitation described below, upon either such termination of employment, the executive will receive three times, in the case of Mr. Downes, and two times, in all other cases, the sum of (x) his or her then annual base salary and (y) the average of his or her annual bonuses with respect to the last three calendar years ended prior to the Change of Control. The agreements further provide that, if any such executive is subject to the so-called "golden parachute" excise tax imposed under Section 4999 of the Code, the Company shall make an additional payment to the executive in an amount sufficient to place the executive in the same after-tax position as if no such excise taxes had been imposed. For purposes of these agreements, a "Change of Control" generally means (i) the acquisition by any person of beneficial ownership of securities representing 25% or more of the combined voting power of the Company's securities; (ii) within any 24-month period, the persons who were directors of the Company immediately before such period (the "Incumbent Directors") and directors whose nomination or election is approved by two-thirds of the Incumbent Directors and directors previously approved by the Incumbent Directors ceasing to constitute a majority of the Board or (iii) the shareholders of the Company approve a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Company, as a result of which the shareholders of the Company immediately prior to such event do not hold, directly or indirectly, a majority of the Voting Power (as defined in such agreements) of the acquiring or surviving corporation.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Apart from the delivery of gas service to any Director or executive officer living in the Company's service territory, the Company does not engage in transactions with its directors or executive officers.

                            APPOINTMENT OF AUDITORS

                            [ITEM (2) ON PROXY CARD]

                                     ITEM 2

     The shares represented by the proxies will be voted for approval of the appointment of Deloitte & Touche LLP (unless otherwise indicated on proxy) as independent public accountants (auditors) to report to the shareholders on the financial statements of the Company for the fiscal year ending September 30, 2005. Each professional service performed by Deloitte & Touche LLP during fiscal 2004 was approved in advance and the possible effect on the auditors' independence was considered by the Audit Committee. Deloitte & Touche did not provide any non-audit related services for the Company during fiscal 2004. Information relating to fees paid to Deloitte & Touche over the past two years is available below.

     The Audit Committee has retained Deloitte & Touche LLP to report to the shareholders on the financial statements of the Company for the fiscal year ending September 30, 2005. Although submission of the appointment of independent public accountants to shareholders is not required by law, the Board of Directors, consistent with its past policy, considers it appropriate to submit the selection of auditors for shareholder approval. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

     The affirmative vote of the holders of a majority of the shares of Common Stock of the Company present, or represented by proxy, and voted at the Meeting is required for the approval of this item. The Board has not determined what action it would take if the shareholders do not approve the selection of Deloitte & Touche LLP, but would reconsider its selection if the shareholders' action so warrants.

                THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR
                    THE APPOINTMENT OF DELOITTE & TOUCHE LLP

                                 OTHER MATTERS

PRINCIPAL ACCOUNTING FIRM FEES

     Aggregate fees billed to the company for the fiscal years ended September 30, 2004, and 2003 by the Company's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche") are shown in the following table:

                                                               FISCAL YEAR ENDED
                                                                 SEPTEMBER 30,
                                                              -------------------
                                                                2004       2003
                                                              --------   --------
Audit Fees..................................................  $570,210   $474,100
Audit Related fees(b).......................................        --     34,400
                                                              --------   --------
Total audit and audit-related fees..........................   570,210    508,500
Tax Fees(c).................................................    74,092     47,375
All Other Fees..............................................        --         --
                                                              --------   --------
          Total Fees........................................  $644,302   $555,875
                                                              ========   ========

---------------

(a) Includes fees for audits of Company and subsidiary annual financial statements, reviews of Company financial statements included in the Company's quarterly reports on Form 10-Q, and services rendered in connection with Sarbanes-Oxley compliance and certain financing transactions.

(b) Includes Sarbanes-Oxley readiness training provided in fiscal year ended September 30, 2003.

(c) Includes fees for the review of the federal tax return of the Company and its subsidiaries in 2004 and 2003 as well as certain tax services rendered in 2004 related to the Company's charitable foundation and Canadian operations.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     The Company believes that all such filing requirements applicable to its officers and directors (the Company not being aware of any ten percent holder) were complied with during fiscal 2004.

EXPENSES OF SOLICITATION

     All expenses of soliciting proxies, including clerical work, printing, and postage will be paid by the Company. Proxies may be solicited personally, or by mail, telephone, facsimile, internet or telegraph, by officers and other regular employees of the Company, but the Company will not pay any compensation for such solicitations. In addition, the Company has agreed to pay The Altman Group, Inc. a fee of $5,000 plus reasonable expenses for proxy solicitation services. The Company will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses for sending material to beneficial owners and obtaining proxies from beneficial owners.

SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

     Proposals of shareholders intended to be presented at the 2006 Annual Meeting must be received by the Company on or before August 18, 2005 to be considered for inclusion in the Company's Proxy Statement and for consideration at that meeting. Shareholders submitting such proposals are required to be the beneficial owners of shares of the Company's Common Stock amounting to at least $2,000 in market value and to have held such shares for at least one year prior to the date of submission.

     Shareholder proposals submitted to the Company outside the processes of Rule 14a-8 of the Exchange Act (i.e., the procedures for placing a shareholder proposal in the Company's proxy materials) with respect to the Company's 2006 annual meeting of shareholders will be considered untimely if received by the Company after September 13, 2005. Accordingly, the proxy with respect to the Company's 2006 annual meeting of shareholders will confer discretionary authority to vote on any shareholder proposals received by the Company after such date.

                                 OTHER BUSINESS

     The Board does not know of any other business that may be brought before the Meeting. However, if any other matters should properly come before the Meeting or at any adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

                                          By Order of the Board of Directors

                                          OLETA J. HARDEN
                                          Secretary

Dated: December 17, 2004

                                     PROXY

                        NEW JERSEY RESOURCES CORPORATION

                       1415 Wyckoff Road, Wall, NJ 07719

                 Solicited on behalf of the BOARD OF DIRECTORS
                  for the 2005 Annual Meeting of Shareholders


The undersigned hereby appoints Oleta J. Harden and Gary W. Wolf, with full power of substitution, proxies to represent the undersigned at the Annual Meeting of Shareholders of New Jersey Resources Corporation to be held at 10:30 a.m., local time, on Wednesday, January 19, 2005, at the Robert B. Meyner Reception Center at the PNC Bank Arts Center, Exit 116 on the Garden State Parkway, Holmdel, New Jersey 07733 and at any adjournment thereof, and thereat to vote all of the shares of stock which the undersigned would be entitled to vote, and, if applicable, hereby directs the trustee(s) of the employee benefit plan(s) shown on the reverse side of this card to vote the shares of stock allocated to the account of the undersigned.


                                                                ---------------
SEE REVERSE                                                       SEE REVERSE
   SIDE                                                               SIDE
                                                                ---------------

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                              52-4418 New 12/04

     Please mark
[X]  votes as in
     this example.

Unless otherwise indicated, this proxy will be voted "FOR" all nominees for election as directed and "FOR" the proposals referred to herein.

1.   Election of Directors.

     Nominees: (01) Nina Aversano, (02) Dorothy K. Light, (03) David A. Trice

                      FOR                           WITHHELD
                      ALL      [ ]            [ ]   FROM ALL
                   NOMINEES                         NOMINEES


              [ ]    __________________________________________
                     For all nominee(s) except as written above


2. To approve the retention of Deloitte & Touche LLP as auditors for the fiscal year ending September 30, 2005.

                        FOR     AGAINST     ABSTAIN
                        [ ]       [ ]         [ ]

3. To transact any other business that may properly be brought before the meeting or any adjournment or adjournments thereof.


MARK HERE IF YOU PLAN TO ATTEND THE MEETING         [ ]

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT       [ ]

In case of joint owners, each owner should sign. When signing in a fiduciary or representative capacity, please give full title as such. Proxies executed by a corporation should be signed in full corporate name by duly authorized officer.


Signature: ____________ Date: _________ Signature: ____________ Date: _________